EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Energen Corporation, whose signatures appear below, hereby constitutes and appoints Wm. Michael Warren, Jr., and Geoffrey C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign amendments to the registration statement of Energen Corporation on Form S-3 (File No. 333-43245) relating to the offering of up to $400,000,000 aggregate amount of debt and/or equity securities of Energen Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of this 29th day of January, 2003.

Signature	Title

/s/ WM. MICHAEL WARREN, JR.	Chairman of the Board, President and Chief Executive Officer

/s/ GEOFFREY C. KETCHAM	Executive Vice President, Chief Financial Officer and Treasurer

/s/ GRACE B. CARR	Controller

/s/ DR. STEPHEN D. BAN	Director

/s/ JULIAN W. BANTON	Director

/s/ J. MASON DAVIS, JR.	Director

/s/ JAMES S. M. FRENCH	Director

/s/ T. MICHAEL GOODRICH	Director

/s/ WALLACE L. LUTHY	Director

/s/ GARY C. YOUNGBLOOD*	Director	*April 23, 2003

/s/ STEPHEN A. SNIDER	Director